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                                                                   EXHIBIT 99(d)

                        KEYCORP STUDENT LOAN TRUST 2000-A
                              OFFICER'S CERTIFICATE


Bank One, National Association                Bankers Trust Company
One Bank One Plaza, Suite 0126                Four Albany Street
Chicago, IL  60670                            New York, New York  10006
ATTN: Corporate Trust Administration          ATTN: Corporate Trust & Agency
Phone: (312) 407-0192                               Group Structured Finance
Fax:   (312) 407-1708                         Phone: (212) 250-6501
                                              Fax:   (212) 250-6439

MBIA Insurance Corporation                    Key Bank USA, National Association
113 King Street                               800 Superior Ave 4th Floor
Armonk, NY 10504                              Cleveland, Ohio 44114
ATTN: Data Administration                     ATTN: Senior Vice President
Phone: (914) 765-3772                               Key Education Resources
Phone: (914) 765-3810                         Phone: (216) 828-9342
                                              Fax:   (216) 828-9301


Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Bank USA, National Association, as Seller, Master Servicer and Administrator, KeyCorp Student Loan Trust 2000-A, and Bank One, National Association as Eligible Lender Trustee, dated as of June 1, 2000 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Administrator from inception of the Trust through December 31, 2000, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Administrator has fulfilled all its obligations under the Agreement and the related Administration Agreement respectively throughout such period.


                                            Key Bank USA, National Association,
                                            as Administrator

                                            By:
                                                 /s/ Randall M. Behm
Date: 3-22-01                               Randall M. Behm
                                            Senior Vice President


                                            By:
                                                /Ss/ Darlene H. Dimitrijevs
                                            Darlene H. Dimitrijevs, CPA
                                            Senior Vice President